Exhibit 99.1

Herbalife Nutrition Raises Full Year 2021 Guidance;
Reports Record First Quarter Net Sales with Growth of 18.9% Versus Prior Year

LOS ANGELES, May 4th, 2021 – Herbalife Nutrition Ltd. (NYSE: HLF) today reported financial results for the first quarter ended March 31, 2021:

HIGHLIGHTS

▪	First quarter 2021 net sales of $1.5 billion, an 18.9% increase compared to the first quarter 2020. Five of six geographic regions reported year-over-year net sales growth in the quarter.

▪	March worldwide net sales set a single-month, net sales record.

▪
First quarter 2021 reported diluted EPS of $1.33 and adjusted[1] diluted EPS of $1.42[2], compared to $0.32 and $0.88[2], respectively, for the first quarter 2020.  First quarter 2021 adjusted earnings per share increased 61.4% compared to the first quarter 2020.

▪	Raising FY 2021 net sales guidance ranges to 9.0% to 15.0% growth, as well as raising FY 2021 reported and adjusted[1] diluted EPS guidance ranges to $4.41 - $4.81 and $4.65 – $5.05, respectively.

MANAGEMENT COMMENTARY

The Company’s double-digit net sales growth of 18.9% in the first quarter is a reflection of the long-established strategy and growth trajectory that started in 2018. The demand for Herbalife Nutrition products, combined with the determination and entrepreneurial spirit of the Company’s independent distributors, resulted in first quarter net sales of $1.5 billion, which is a record for the Company.

 “This quarter we delivered record first quarter results with net sales growth of 18.9%, as our distributors delivered valuable nutrition solutions to consumers around the world,” said John Agwunobi, Chairman and CEO of Herbalife Nutrition.

The Company is seeing continued consumer interest in health and wellness products which is driving demand for its range of nutritional product offerings. The Company’s global products and direct sales channel allow its independent distributors to support consumers as they reach their nutrition goals.

The fundamentals of the business are strong, evidenced by year-over-year growth and the record first quarter. Five of the Company’s six regions experienced net sales growth with three of the six regions: North America, Asia Pacific and EMEA, growing by more than 20%. In particular, India set a new quarterly net sales record for the third quarter in a row, with year-over-year growth of 37%.  Additionally, the Company is seeing the first net sales benefit from currency since the fourth quarter 2017, as currency was a net sales tailwind of approximately 180 bps, excluding Venezuela.

1 Adjusted diluted EPS is a non-GAAP measure and excludes the impact of: non-cash interest expense and amortization associated with the Company’s convertible notes, expenses related to regulatory inquiries and legal accruals, debt issuance costs related to the senior secured credit facility amendment, and net expenses related to the COVID-19 pandemic. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful. See the “Outlook” discussion below and the related footnotes for additional information regarding adjusted diluted EPS guidance.
2 First quarter 2021 results were impacted by China grant income of approximately $15.9 million, or $0.11 per diluted share and expenses related to the China Growth and Impact Investment Program of approximately $3.5 million or $0.03 per diluted share. First quarter 2020 results were impacted by China grant income of approximately $9.1 million, or $0.05 per diluted share and expenses related to the China Growth and Impact Investment Program of approximately $2.2 million or $0.01 per diluted share. First quarter 2020 adjusted results have been updated in Schedule A to no longer exclude China grant income.

Agwunobi added, “Due to the ongoing performance of our materially enlarged sales force and the increased awareness and consumer demand for our rapidly expanding product portfolio, we have meaningfully raised and narrowed our full year 2021 guidance.  We believe in the long-term growth opportunity of our business.”

Based on the continued increased growth in net sales, the Company’s new guidance calls for net sales growth to be in a range of 9% to 15%, up from its prior range of 6% to 14%.  Additionally, the midpoint of our reported and adjusted1 diluted EPS guidance range increased by approximately 7%.

The demand for the Company’s full line of nutrition products and adaption of technology tools provided by the Company to its independent distributors contributed to double-digit growth in over 50 of the Company’s markets.  The Company’s sports nutrition line continues to drive growth, with worldwide net sales in energy, sports, and fitness category increasing approximately 34% during the first quarter.  Furthermore, the Company’s targeted nutrition category, which includes health and wellness products, grew by 21% while the core weight management product category grew by 16% in the quarter.  Moreover, consumer facing technology used by the Company’s independent distributors to interact with their customers, particularly in cases where face-to-face interactions are unable to take place, was also a key factor in helping drive growth.

We are deeply grateful to our employees and distributors around the world who continue to deliver on our promise to customers every day, despite the ongoing pandemic.

To drive shareholder value, during the first quarter the Company executed an approximately $621 million in share repurchases. The Company has just under $1.5 billion remaining on our three-year $1.5 billion share repurchase authorization.

“We repurchased $621 million in shares in the first quarter. We will continue to keep a sharp focus on enhancing shareholder value and capital allocation as we look to deploy excess cash to the almost $1.5 billion remaining on our share repurchase program.” said Alex Amezquita, Chief Financial Officer, Herbalife Nutrition.

The company will host a virtual Investor Day in August 2021.

First Quarter 2021 Key Metrics

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales 1Q’21 (mil)	Growth/Decline including FX vs. 1Q’20	Growth/Decline excluding FX vs. 1Q’20 (a)
Asia Pacific	$ 403.4	22.4%	19.9%
North America	$ 360.5	29.8%	29.6%
EMEA	$ 354.2	36.9%	32.1%
China	$ 169.3	(10.8%)	(17.1%)
Mexico	$ 118.2	2.9%	5.4%
South & Central America (b)	$ 96.0	4.9%	*
Worldwide Total	$ 1,501.6	18.9%	*
South & Central America excl. Venezuela (b)	$ 95.6	4.9%	12.7%
Worldwide Total excl Venezuela (b)	$ 1,501.2	19.0%	17.1%

(a) Growth/decline in net sales excluding the effects of foreign exchange is based on “net sales in local currency,” a non-GAAP financial measure. See the Company’s Form 10-Q for the three months ended March 31, 2021 for a discussion of why we believe adjusting for the effects of foreign exchange is useful.
(b) Venezuela has been generally impacted by significant price increases and erosion in foreign currency exchange rates. Venezuela represents less than 1% of the Company’s consolidated net sales.  See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for Venezuela is useful.
* Figure not meaningful due to significant foreign currency fluctuations in Venezuela and the price increases implemented as a result thereof that, when considered in isolation, have a disproportionately large impact on the Company’s South and Central American region and consolidated results. Amounts were 23.0% and 17.8% for South & Central America and Worldwide Total, respectively.

Regional Volume Point Metrics

	Volume Points
Region	1Q’21 (mil)	Yr/Yr % Chg
Asia Pacific	490.1	19.6%
North America	465.8	30.8%
EMEA	424.5	26.1%
China	100.8	(19.1%)
Mexico	217.8	3.8%
South and Central America	128.8	1.7%
Worldwide Total	1,827.8	16.9%

Outlook

Following is the Company’s second quarter and updated full year 2021 guidance based on current business trends:

	Three Months Ending		Twelve Months Ending
	June 30, 2021		December 31, 2021
	Low	High	Low	High
Volume Point Growth vs 2020	6.5%	12.5%	4.5%	10.5%
Net Sales Growth vs 2020 (a)	13.5%	19.5%	9.0%	15.0%
Diluted EPS (a) (b)	$1.17	$1.32	$4.41	$4.81
Adjusted Diluted EPS (a) (b) (c)	$1.22	$1.37	$4.65	$5.05
Cap Ex ($ millions)	$40.0	$55.0	$175.0	$225.0
Effective Tax Rate (a) (b)	20.3%	26.3%	19.4%	25.4%
Adjusted Effective Tax Rate (a) (b) (c)	19.5%	25.5%	18.7%	24.7%
Net Sales Growth vs. 2020 (Currency Adjusted) (a) (d)	9.0%	15.0%	7.0%	13.0%
Adjusted Diluted EPS (Currency Adjusted) (a) (b) (c) (d)	$1.03	$1.18	$4.53	$4.93

(a) Excludes any future potential Venezuela currency devaluations and associated pricing and inflationary consequences.

(b) Excludes the following items that cannot be accurately predicted: any future potential ongoing tax effects from the exercise or vesting of equity awards that could impact the Company's tax rate due to the stock compensation accounting standard, benefits from future potential China grant income, any future potential dilution from the Company’s convertible notes due in 2024, as well as any future impact of the China Growth and Impact Investment Program.

(c) Adjusted diluted EPS and adjusted effective tax rate excludes the impact of non-cash interest expense and amortization associated with the Company’s convertible notes, as detailed in Schedule A. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the Company believes these non-GAAP measures are useful.

(d) Currency adjusted net sales and adjusted diluted EPS represent projections translated into US dollars at currency rates equal to the average rates used to translate 2020 second quarter and full year net sales and diluted EPS and adjusted for items such as hedging gains/losses and Venezuela to be directly comparable to 2020 values. See our Company’s Form 10-Q for the three months ended March 31, 2021 and Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why we believe adjusting for the effects of foreign exchange is useful.

▪
With respect to guidance, the Company cannot accurately predict the impact to its share base from any future share repurchases. Accordingly, any impact thereof is excluded from the guidance table above.

▪	Guidance is based on the average daily exchange rates for the first two weeks of April 2021.

▪	Adjusted(a)(b)(c) diluted EPS guidance for the second quarter 2021 includes a projected currency tailwind of approximately $0.19 per diluted share versus the second quarter 2020.

▪
Full year 2021 adjusted(a)(b)(c) diluted EPS guidance includes a projected currency tailwind of approximately $0.12 per diluted share versus the full year 2020. This $0.12 tailwind is $0.23 unfavorable as compared to the expected $0.35 tailwind included in the full year 2021 guidance provided on February 17, 2021.

Earnings Conference Call

Herbalife Nutrition senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, May 4th, 2021, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (833) 962-1459, and (956) 394-3596 for international callers (conference ID: 3526984). Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://ir.Herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID: 3526984). The webcast of the teleconference will be archived and available on Herbalife Nutrition's website.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global company that has been changing people's lives with great nutrition products and a proven business opportunity for its independent distributors since 1980. The Company offers high-quality, science-backed products, sold in over 90 markets by entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle. Through the Company’s global campaign to eradicate hunger, Herbalife Nutrition is also committed to bringing nutrition and education to communities around the world.

For more information, please visit IAmHerbalifeNutrition.com.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is updated and new information is posted.

Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420

Investor Contact:
Eric Monroe
Senior Director, Investor Relations
213.745.0449

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by the COVID-19 pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

•	the potential impacts of the COVID-19 pandemic on us; our Members, customers, and supply chain; and the world economy;

•	our ability to attract and retain Members;

•	our relationship with, and our ability to influence the actions of, our Members;

•	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;

•	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	the competitive nature of our business and industry;

•	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;

•	the Consent Order entered into with the FTC, the effects thereof and any failure to comply therewith;

•	risks associated with operating internationally and in China;

•	our dependence on increased penetration of existing markets;

•	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, cybersecurity incidents, pandemics and/or other acts by third parties;

•
noncompliance by us or our Members with any privacy laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

•	contractual limitations on our ability to expand or change our direct-selling business model;

•	our reliance on our information technology infrastructure and manufacturing facilities and those of our outside manufacturers;

•	the sufficiency of our trademarks and other intellectual property;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team;

•	restrictions imposed by covenants in the agreements governing our indebtedness;

•	risks related to our convertible notes;

•	changes in, and uncertainties relating to, the application of transfer pricing, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;

•	our incorporation under the laws of the Cayman Islands; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended
	3/31/2021	3/31/2020
	(unaudited)
North America	$360.5	$277.7
EMEA	354.2	258.7
Asia Pacific	403.4	329.7
Mexico	118.2	114.9
China	169.3	189.9
South and Central America	96.0	91.5
Worldwide Net Sales	1,501.6	1,262.4
Cost of Sales	314.3	245.7
Gross Profit	1,187.3	1,016.7
Royalty Overrides	474.0	381.2
Selling, General, and Administrative Expenses	506.7	549.0
Other Operating Income (1)	(15.9)	(9.1)
Operating Income	222.5	95.6
Interest Expense, net	37.5	25.0
Income Before Income Taxes	185.0	70.6
Income Taxes	37.6	25.0
Net Income	$147.4	$45.6

Weighted-Average Shares Outstanding:
Basic	108.4	137.8
Diluted	111.1	140.2

Earnings Per Share:
Basic	$1.36	$0.33
Diluted	$1.33	$0.32

(1) Other Operating Income for the three months ended March 31, 2021 and March 31, 2020 relates to certain China government grant income.

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	Mar 31,	Dec 31,
	2021	2020

ASSETS
Current Assets:
Cash and cash equivalents	$611.7	$1,045.4
Receivables, net	101.3	83.3
Inventories	509.4	501.4
Prepaid expenses and other current assets	164.5	145.7
Total Current Assets	1,386.9	1,775.8

Property, plant and equipment, net	389.8	390.2
Operating lease right-of-use assets	224.9	222.8
Marketing-related intangibles and other intangible assets, net	313.2	313.3
Goodwill	97.2	100.5
Other assets	254.8	273.5
Total Assets	$2,666.8	$3,076.1

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$111.2	$88.7
Royalty overrides	342.7	358.2
Current portion of long-term debt	24.7	22.9
Other current liabilities	588.6	657.5
Total Current Liabilities	1,067.2	1,127.3

Non-current liabilities:
Long-term debt, net of current portion	2,556.3	2,405.5
Non-current operating lease liabilities	207.5	206.7
Other non-current liabilities	198.1	192.7
Total Liabilities	4,029.1	3,932.2

Commitments and Contingencies

Shareholders' deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	298.7	342.3
Accumulated other comprehensive loss	(205.0)	(182.2)
Accumulated deficit	(1,127.2)	(687.4)
Treasury stock	(328.9)	(328.9)
Total Shareholders' Deficit	(1,362.3)	(856.1)

Total Liabilities and Shareholders' Deficit	$2,666.8	$3,076.1

Herbalife Nutrition Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	3/31/2021	3/31/2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$147.4	$45.6
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	26.4	24.2
Share-based compensation expenses	13.3	10.3
Non-cash interest expense	7.1	6.3
Deferred income taxes	8.3	7.4
Inventory write-downs	9.5	3.6
Foreign exchange transaction loss	0.3	8.5
Other	(1.1)	(5.0)
Changes in operating assets and liabilities:
Receivables	(21.9)	(7.8)
Inventories	(31.5)	(7.4)
Prepaid expenses and other current assets	(15.7)	(18.1)
Accounts payable	23.4	2.9
Royalty overrides	(8.4)	(22.9)
Other current liabilities	(52.0)	92.9
Other	5.0	1.2
NET CASH PROVIDED BY OPERATING ACTIVITIES	110.1	141.7

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(33.4)	(24.4)
Other	-	0.1
NET CASH USED IN INVESTING ACTIVITIES	(33.4)	(24.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from senior secured credit facility, net of discount	270.0	30.2
Principal payments on senior secured credit facility and other debt	(125.2)	(5.3)
Share repurchases	(645.0)	(4.7)
Other	1.0	0.8
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(499.2)	21.0

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(11.2)	(33.8)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(433.7)	104.6
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	1,054.0	847.5
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$620.3	$952.1

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

Adjusted Net Income and Adjusted Diluted EPS

In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.”  Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.  The Company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

Venezuela Adjustments

The impact of foreign currency fluctuations in Venezuela and the price increases the Company implements as a result of the highly inflationary economy in that market can each, when considered in isolation, have a disproportionately large impact to the Company’s consolidated results despite the offsetting nature of these drivers and that net sales in Venezuela, which represent less than 1% of the Company’s consolidated net sales, are not material to our consolidated results. Therefore, in certain instances, the Company believes it is helpful to provide additional information with respect to these factors as reported and excluding the impact of Venezuela to illustrate the disproportionate nature of Venezuela’s individual pricing and foreign exchange impact to the Company’s consolidated results. However, excluding the impact of Venezuela from these measures is not in accordance with U.S. GAAP and should not be considered in isolation or as an alternative to the presentation and discussion thereof calculated in accordance with U.S. GAAP.

China grant income is no longer excluded from the Company’s adjusted results and prior period information has been updated to reflect the current period presentation.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended
	3/31/2021	3/31/2020
	(in millions)

Net income, as reported	$147.4	$45.6
Expenses related to regulatory inquiries and legal accruals (1) (2) (3)	-	84.5
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (4)	5.7	5.2
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (5)	1.1	0.5
Net expenses related to COVID-19 pandemic (1) (2)	4.8	5.8
Income tax adjustments for above items (1) (2)	(1.2)	(18.4)
Net income, as adjusted	$157.8	$123.2

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended
	3/31/2021	3/31/2020
	(per share)

Diluted earnings per share, as reported	$1.33	$0.32
Expenses related to regulatory inquiries and legal accruals (1) (2) (3)	-	0.60
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (4)	0.05	0.04
Debt issuance costs related to the senior secured credit facility amendment (1) (2) (5)	0.01	-
Net expenses related to COVID-19 pandemic (1) (2)	0.04	0.04
Income tax adjustments for above items (1) (2)	(0.01)	(0.13)
Adjusted diluted earnings per adjusted share (6)	$1.42	$0.88

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the Company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the Company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The Company plans to update the income tax impact of these items in subsequent interim reporting periods.

(2) Excludes tax (benefit)/expense as follows:

	Three Months Ended
	3/31/2021	3/31/2020
	(in millions)

Expenses related to regulatory inquiries and legal accruals	-	$(17.1)
Non-cash interest expense and amortization of non-cash issuance costs	0.1	0.1
Debt issuance costs related to the senior secured credit facility amendment	(0.2)	(0.1)
Net expenses related to COVID-19 pandemic	(1.1)	(1.3)
Total income tax adjustments	$(1.2)	$(18.4)

	Three Months Ended
	3/31/2021	3/31/2020
	(per share)

Expenses related to regulatory inquiries and legal accruals	-	(0.12)
Non-cash interest expense and amortization of non-cash issuance costs	-	-
Debt issuance costs related to the senior secured credit facility amendment	-	-
Net expenses related to COVID-19 pandemic	(0.01)	(0.01)
Total income tax adjustments	$(0.01)	$(0.13)

(3) Includes legal accrual recorded during the three months ended March 31, 2020 of $83.0 million relating to the SEC and DOJ investigations on the FCPA matter in China as described in the Company's Form 10-Q for the three months ended March 31, 2021.
(4) Relates to non-cash expense on the Company's 2.625% convertible senior notes due 2024.
(5) The 2021 amount relates to costs incurred in the amendment of the senior secured credit facility, which, among other things, reduced the interest rate for borrowings under the Term Loan B. The 2020 amount relates to costs incurred in the amendment of the senior secured credit facility which, among other things, extended the maturity, increased borrowings and reduced interest rate of both Term Loan A and 2018 Revolving Credit Facility. There is no per share amount for 2020 due to rounding.
(6) Amounts may not total due to rounding

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

	Three Months Ending	Twelve Months Ending
	June 30, 2021	December 31, 2021

Diluted EPS Guidance	$1.17 - $1.32	$4.41 - $4.81
Non-cash interest expense and amortization of non-cash issuance costs (1)	0.05	0.20
Net expenses related to Covid-19 pandemic (2)	0.00	0.04
Debt issuance costs related to the senior secured credit facility amendment (3)	0.00	0.01
Income tax adjustments for above items (4)	(0.00)	(0.01)
Adjusted diluted EPS guidance	$1.22 - $1.37	$4.65 - $5.05

(1) Relates to non-cash expense on our convertible notes.
(2) Excludes tax impact of $1.1 million for the twelve months ending December 31, 2021.
(3) Relates to costs incurred in the amendment of the Term Loan B.  Excludes tax impact of $0.2 million for the twelve months ending December 31, 2021.
(4) Aggregates the individual tax impacts of each item as described in greater detail in footnotes 2 and 3 above.